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                                                                   EXHIBIT 10.29

                   FIRST AMENDMENT TO SUBORDINATION AGREEMENT


                 THIS FIRST AMENDMENT TO SUBORDINATION AGREEMENT (this "Amendment") is made and entered into as of May 31, 1996, by and between the undersigned, IMI KYNOCH LTD., a company organized under the laws of England and Wales ("IMI Kynoch"), having an address at P. O. Box 216, Witton, Birmingham, England B6 7BA and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Congress"), having an address at 100 South Wacker Drive, Suite 1940, Chicago, Illinois, 60606.

                                  WITNESSETH:

                 WHEREAS, IMI Kynoch and Congress are parties to that certain Subordination Agreement, dated as of February 15, 1996 (as amended by this Amendment and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Subordination Agreement"; capitalized terms used and not defined herein shall have the meanings assigned to them in the Subordination Agreement, as amended hereby);

                 WHEREAS, Titanium Metals Corporation, a Delaware corporation ("TIMET"), and Congress are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 24, 1995 (as amended as of September 29, 1995 and February 15, 1996, the "Existing Loan Agreement," as further amended by the Loan Agreement Amendment (as defined below), and as the same may be further amended, restated, supplemented or otherwise modified from time to time in the future, the "Amended Loan Agreement");

                 WHEREAS, TIMET and Congress, contemporaneously with the execution and delivery of this Amendment, are entering into that certain Amendment to Amended and Restated Loan and Security Agreement, dated as of the date hereof (the "Loan Agreement Amendment"), pursuant to which, among other things, Congress is extending the term of the Existing Loan Agreement to December 31, 1997 (and providing that in the event the IPO Event (as defined in the Amended Loan Agreement) occurs on or prior to December 31, 1997, such term shall be further extended to December 31, 1998) and amending the definition of "Maximum Credit" contained therein so that the dollar amount of such Maximum Credit is $105,000,000 as of the date hereof;

                 WHEREAS, Congress has required as a condition to entering into the Loan Agreement Amendment that IMI Kynoch enter into an amendment to the Subordination Agreement as more fully described herein;

                 WHEREAS, IMI Kynoch has granted its consent to such amendment upon the terms and conditions contained herein; and
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                 WHEREAS, IMI Kynoch acknowledges that the loans or other
extensions of financial accommodation or credit to or for the account of TIMET are of value to IMI Kynoch.

                                   AGREEMENT

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by IMI Kynoch, and in order to induce Congress now or from time to time hereafter to make loans or extend credit or any other financial accommodations to or for the benefit of TIMET, or to grant such renewals or extensions thereof as Congress may deem advisable, and to better secure Congress in respect of the foregoing, IMI Kynoch hereby agrees with Congress as hereinafter set forth:

                 1. Loan Agreement. All references in the Subordination Agreement to the Loan Agreement shall mean the Amended Loan Agreement. IMI Kynoch hereby consents to the execution, delivery and performance of each of TIMET and Congress of the Loan Agreement Amendment and the Amended Loan Agreement and IMI Kynoch expressly agrees and acknowledges that all "Obligations" under the Amended Loan Agreement shall constitute "Senior Obligations" under and as defined in the Subordination Agreement.

                 2. Amendments. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 3 hereof, the Subordination Agreement is hereby amended as follows:

                          a. Section 1: "Excess Availability Test". The definition of "Excess Availability Test" in Section 1 of the Subordination Agreement is hereby amended and restated in its entirety to read as follows:

                                  "Excess Availability Test" shall be met if
                 the Excess Availability, at the time of determination and after giving effect to the payment in question, will equal at least $7,500,000.

                          b. Section 1: "Permitted Principal Payments". Clause (i) of the definition of "Permitted Principal Payments" in
         Section 1 of the Subordination Agreement is hereby amended by adding the following proviso after the semi-colon (";") that appears therein:

                 provided, however, that if the IPO Event occurs, then contemporaneously with the receipt by TIMET (and in no event more than 30 days after the receipt by TIMET) of the proceeds from the public offering comprising the IPO Event, then Borrower may repay in full all principal of and interest on the Subordinated Debt; provided, further, that the aggregate amount of principal and interest which may





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                 be repaid on the Tremont Note and the Subordinated Debt
                 pursuant to the immediately preceding proviso may not exceed $43,000,000;

                          c. Section 1: "Required Consolidated Net Income". The definition of "Required Consolidated Net Income" in
         Section 1 of the Subordination Agreement is hereby amended and restated in its entirety to read as follows:

                                        "Required Consolidated Net Income"
                           shall mean $1.

                          d. Section 1: New Definitions. The following additional definitions shall be added to Section 1 of the Subordination Agreement immediately following the definition of "Tremont Note" that appears therein:

                                        "Average Book Availability" shall mean,
                          for any calendar quarter, the arithmetic mean of the Book Availability for each day in such calendar quarter.

                                        "Book Availability", at any time, shall
                          mean the amount, as determined by Congress and maintained on its books and records in accordance with and pursuant to the terms of the Loan Agreement, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to TIMET as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Domestic Accounts, the Net Amount of Eligible Foreign Accounts and the Value of Eligible Inventory, as applicable, and as determined by Congress pursuant to the terms of the Loan Agreement, and subject to the sublimits and Availability Reserves from time to time established by Congress thereunder and (ii) the Maximum Credit at such time (less the then outstanding principal amount of the Term Loans), minus (b) the sum of (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loans) and
                          (ii) the aggregate amount of Loans and Letter of Credit Accommodations (each as defined in the Castings Loan Agreement) under the Castings Loan Agreement.

                                        "Excess Availability" shall mean, at
                          the end of any calendar quarter, the lesser of (i) Book Availability at such time minus the sum of (a) the aggregate amount of all Specified Payables at such time; plus (b) accruals for any tax liabilities that are owing within the next ninety (90) days; plus
                          (c) accruals for any Specified Liabilities that are owing during the next twelve (12) month period or
                          (ii) Average Book Availability for the calendar quarter ending at such time.





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                                        "Specified Liabilities" shall mean all
                          liabilities for taxes (other than tax liabilities described in clause (b) of the definition of "Excess Availability"), assessments, royalty payments, insurance, contractual bonus arrangements, term debt principal amortization (other than the Term Loans) or capital expenditures, which are owing by TIMET, which will require a payment, individually or in the aggregate, of at least $100,000 when due and which are not reasonably expected to be funded from third party sources as shown in TIMET's business plan.

                                        "Specified Payables" shall mean, at any
                          specified date, the then outstanding and unpaid trade payables of TIMET which are more than ten (10) days past due as of the preceding business day except for any such payables which (i) are identified to Congress and approved for purposes of exclusion from this definition by Congress as being excluded from "Specified Payables" (which approval shall not be unreasonably withheld) and (ii) are either (a) not being paid because of unresolved disputes with respect thereto, or (b) not being paid because of agreements with the obligee of the payable which permit the deferral of payment.

                          e. Section 10. Section 10 of the Subordination Agreement is hereby amended by deleting all words appearing after the semi-colon (";") that appears therein and by replacing the semi-colon (";") with a period (".").

                 3. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                          a. Amendment. Congress shall have received a duly executed counterpart of this Amendment from IMI Kynoch.

                          b. Loan Agreement Amendment. Congress shall have received a duly executed counterpart of the Loan Agreement Amendment from TIMET.

                 4.  Miscellaneous.

                          a. Effect; Ratification. The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Subordination Agreement or (ii) prejudice any right or rights that Congress may now have or may have in the future under or in connection with the





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         Subordination Agreement.  Each reference in the Subordination
         Agreement to "this Agreement", "herein", "hereof" and words of like import shall mean the Subordination Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Subordination Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Subordination Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

                          b. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.

                          c. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF
         LAW).

                            [SIGNATURE PAGE FOLLOWS]





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                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.


                                        IMI KYNOCH LTD.

                                        By: /s/ JOHN O'SHEA
                                           --------------------------------
                                        Name: John O'Shea
                                             ------------------------------
                                        Title: Director
                                              -----------------------------


Acknowledged and accepted in
Chicago, Illinois this 31st day
of May, 1996:

CONGRESS FINANCIAL CORPORATION (CENTRAL)


By: /s/ WILLIAM BLOOM
   --------------------------------
Name: William Bloom
     ------------------------------
Title: Senior V.P.
      -----------------------------


                 TITANIUM METALS CORPORATION hereby accepts and acknowledges receipt of a copy of, the foregoing First Amendment to Subordination Agreement (the "Amendment") this 31st day of May, 1996, and agrees that it will not pay any of the Subordinated Debt (as such term is defined in that certain Subordination Agreement, dated as of February 15, 1996, as amended by the Amendment, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Subordination Agreement") or grant any security therefor, except as the Subordination Agreement provides. In the event of a breach by IMI Kynoch of any of the provisions of the Subordination Agreement, or by the holder of any Subordinated Debt of any of the provisions of the Subordination Agreement, all of the Senior Obligations (as such term is defined in the Subordination Agreement) shall, without presentment, demand, protest or notice of any kind, become immediately due and payable, unless Congress shall otherwise elect in writing.


                                        TITANIUM METALS CORPORATION

                                        By: /s/ ROBERT E. MUSGRAVES
                                           --------------------------------
                                        Name: Robert E. Musgraves
                                             ------------------------------
                                        Title: V.P. - Administration
                                              -----------------------------





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